                             STOCK OPTION AGREEMENT


THIS AGREEMENT, made between PREMIS CORPORATION, a Minnesota corporation ("Company") and Ted Anderson ("Optionee").

NOW, THEREFORE, the parties hereto agree as follows:

1. Company hereby grants to Optionee, as of the date of this agreement to induce Optionee to further his efforts on its behalf and not in lieu of compensation for service, the right and option (hereinafter called the "Option") to purchase all or any part of the aggregate of 600,000 Common Shares of Company each having a par value of $.01 per share at the Option price of $_______ per share on the terms and conditions herein set forth.

2. No part of this Option may be exercised by Optionee until __________, 1997, and the entire Option shall in all events terminate on December 31, 2006 and, further, may be exercised only as follows:

     _______________, 1997 - December 31, 2006 _____________ Common Shares

3. This Option shall terminate and may no longer be exercised if the Optionee ceases to be a employee of the Company or its subsidiaries, except that:

     (i) If Optionee shall voluntarily terminate employment, he may, at any time within a period of ninety days after such termination, exercise this Option to the extent that the Option was exercisable by him on the date of the termination of his employment; and

     (ii) If Optionee's employment shall be terminated involuntarily for any reason other than his death, he may, at any time within a period beginning on the date of such termination and ending on the earlier of the expiration of his employment as contemplated in his then current employment agreement or December 31, 2006, provided, however, in no event shall the period be less than ninety days, exercise this Option to the extent that the Option is exercisable by him on the date of exercise; and

     (iii) If the Optionee dies while in the employ of Company or a subsidiary, such Option may, within one year after his death or upon expiration of its full term, whichever event shall first occur, be exercised to the extent that the Optionee was entitled to exercise this Option on the date of his death by the person or persons to whom the Optionee's right under this Option shall pass by will or by the applicable laws of descent and distribution; provided, however, that this Option may not be exercised to any extent by anyone after December 31, 2006.

4. The exercise of this Option is continent upon receipt from the Optionee (or other person exercising the Option pursuant to Paragraph 3(iii) above) of a representation that (at the time of such exercise) it is such person's intention to acquire the shares being purchased for investment and not with a view to distribution thereof; provided, however, that the receipt of this representation shall not be required upon exercise of the Option in the event that, at the time of such exercise, the shares subject to this Option shall have been and shall continue to be registered under the Securities Act of 1933 as amended. The certificates for shares so issued for investment may be restricted by Company as to transfer unless such shares are first registered under the Securities Act of 1933 or the Company receives an opinion of counsel satisfactory to it that registration under such Act is not required.

5. Subject to the foregoing, this Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office in Minneapolis, Minnesota, accompanied by payment of the purchase price in cash, wire transfer, certified bank check or personal check. Upon receipt of notice and payment, the Company will promptly instruct the transfer agent to issue a certificate, except with the receipt of a personal check instructions will be withheld pending collected funds.

6. Neither the Optionee nor has legal representatives, legetees or distributees, as the case may be, will be or will be deemed to be the holder of any share subject to this Option unless and until this Option has been exercised and the purchase price of the shares purchased has been paid.

7. This Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in Paragraph 3(iii), and during the Optionee's lifetime this Option is exercisable only by him.

8. In the event of any stock dividend or subdivision of the share of Common Stock of the Company into a greater number of shares, the purchase price hereunder shall be proportionately reduced and the number of shares subject to the option granted herein shall be proportionately increased, and conversely, in the case of any combination of the outstanding shares of Common Stock of the Company, the purchase price hereunder shall be proportionately increased and the number of shares proportionately reduced. In the event of any other change in or reclassification of the outstanding shares of Common Stock of the Company, the Board of Directors of the Company shall have the authority to make such adjustments, if any, in the purchase price hereunder and in the number of shares subject to the Option granted herein as it and the Optionee agree is fair under the circumstances.

9. If, during the term of this Option, (a) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation after such merger or consolidation; or (b) the Company shall transfer all or substantially all of its business and assets to any other person; or (c) more than fifty percent of the Company's outstanding shares of voting stock shall have been purchased by any other person, the Board of Directors may provide for the acceleration of this Option. Upon such acceleration of this Option, the Board of Directors shall cause written notice of the Company's proposed transaction to be given to the Optionee not less than twenty (20) days prior to the anticipated effective date of the proposed transaction and the stock option shall be accelerated, and, prior to a date specified in such notice, which shall not be more than ten (10) days prior to the anticipated effective date of the proposed transaction, the Optionee shall have the right to exercise the stock option to purchase any or all shares which are then subject to the option including those, if any, which have not yet become available for purchase under Paragraph 2 of the Option. The Optionee, by so notifying the Company in writing, may in exercising the stock option, condition such exercise upon, and provide that such exercise shall only become effective in the event of, but immediately prior to, the consummation of the transaction, in which event the Optionee need not make payment for the shares of stock to be purchased upon exercise of the stock option until five (5) days after written notice by the Company to the Optionee that the transaction has been consummated. If the proposed transaction is consummated, to the extent such stock option is not previously exercisable prior to the date specified in the foregoing notice, it shall terminate on the effective date of such consummation. If the proposed transaction is abandoned, any shares of common stock which were not purchased upon exercise of the stock option shall continue to be available for purchase in accordance with other provisions of this Option.

10. The Company shall at all times during the term of this Option reserve and keep available such number of shares in Company as will be sufficient to satisfy the requirements of this Agreement.

11. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and to the Optionee and any successors of the Optionee under Paragraph 3(iii) above.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed effective ______________, 1996.


PREMIS CORPORATION


By
  ----------------------------
  Its President



                                        3